Exhibit 99.1

Forrester SiriusDecisions Summit 2020 To Be Held As A Virtual Conference

Attendees will get the full Summit experience; all keynotes, track sessions, marketplace, networking, and analyst interactions to be delivered virtually

CAMBRIDGE, Mass., March 13, 2020 — Forrester today announced that its SiriusDecisions Summit 2020 will now be delivered as a virtual conference, starting May 4. The decision has been made in light of the COVID-19 pandemic to ensure the health and safety of the more than 4,000 customers, partners, sponsors, and team members who attend. Summit 2020 will offer a robust, user-friendly platform to allow attendees to easily navigate within the virtual environment. Attendees will have access to all keynotes and track sessions, the marketplace and show floor experience, analyst one-on-ones to meet and discuss priorities, and virtual networking opportunities to interact and collaborate with other participants for a fully immersive experience.

SiriusDecisions Summit in Austin is Forrester’s single largest event. Forrester estimates that holding the Summit as a virtual event will result in a reduction in revenues of $7 million to $9 million and a reduction in operating income of $4 million to $6 million. This is Forrester’s current estimate as of the date of this announcement, and the ultimate financial impact may be affected by a number of factors, including the number of attendees and sponsors and the company’s ability to recoup certain costs for the event.

The ongoing impact of COVID-19 remains difficult to project; the company will provide further information and expects to update its outlook for the full year 2020 to reflect the above financial impact during its first-quarter earnings call in early May 2020.

All other Forrester events are currently expected to be held as planned. Please refer to Forrester events for the latest events calendar.

About Forrester

Forrester is one of the most influential research and advisory firms in the world. We work with business and technology leaders to drive customer-obsessed vision, strategy, and execution that accelerate growth. Forrester’s unique insights are grounded in annual surveys of more than 690,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data and analytics, custom consulting, exclusive peer groups, certifications, and events, we are revolutionizing how businesses grow in the age of the customer; learn more at forrester.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the estimated revenue and operating income impact of holding SiriusDecisions Summit 2020 as a virtual conference and the planned update on the first-quarter earnings call. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, the number of attendees and sponsors at the SiriusDecisions Summit 2020 event and Forrester’s ability to recoup certain costs for the event; the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to retain and enrich memberships for its research products and services; technology spending; Forrester’s ability to respond to business and economic conditions and market trends; the risks and challenges inherent in international business activities; competition and industry consolidation; the ability to attract and retain professional staff; Forrester’s dependence on key personnel; Forrester’s ability to successfully integrate businesses that it acquires; the impact of Forrester’s outstanding debt obligations; the possibility of network disruptions and security breaches; and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.